Exhibit 10.11

CUTERA, INC.

Performance Unit Award Agreement

Grant #

Cutera, Inc. (the “Company”) hereby grants you,                              (the “Participant”), an award of performance units (“Performance Units”) under the Cutera, Inc. 2004 Equity Incentive Plan (the “Plan”). The date of this Performance Unit Award Agreement is                         , 200    . Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this Award are as follows:

Number of Performance Units:

Vesting Commencement Date:

Vesting of Performance Units: The Performance Units will vest according to the following schedule:

Twenty-five percent (25%) of the Performance Units will vest on each of the first four anniversaries of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.

Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A will have the defined meanings ascribed to them in the Plan.

Your signature below indicates your agreement and understanding that this Award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Performance Units is contained in Paragraphs 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

CUTERA, INC.		PARTICIPANT

By:
	[NAME]	[NAME] «First» «Middle» «Last»

	[TITLE]	Date:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE UNITS

Grant #

1. Grant. The Company hereby grants to the Participant under the Plan an Award of Performance Units, subject to all of the terms and conditions in this Performance Unit Award Agreement (the “Award Agreement”) and the Plan.

2. Company’s Obligation to Pay. Each Performance Unit has a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the Performance Units will have vested in the manner set forth in Sections 3 and 4, the Participant will have no right to payment of any such Performance Units. Prior to actual payment of any vested Performance Units, such Performance Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the Performance Units awarded by this Award Agreement will vest in the Participant according to the vesting schedule set forth on the attached Performance Unit Agreement, subject to the Participant’s continuing to be a Service Provider through each such date.

4. Forfeiture upon Termination of Continuous Service. Notwithstanding any contrary provision of this Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Performance Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Participant will have no further rights thereunder.

5. Payment after Vesting. Any Performance Units that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in whole Shares, provided that to the extent determined appropriate by the Company in its discretion, any federal, state and local withholding taxes with respect to such Performance Units will be paid by reducing the number of Shares actually paid to the Participant.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the Participant’s designated beneficiary, or if no beneficiary survives the Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. The Company will withhold otherwise deliverable Shares upon vesting of Performance Units having a Fair Market Value equal to the minimum amount required to be withheld for the payment of income, employment and other taxes which the Company determines must be withheld (the “Withholding Taxes”) pursuant to such procedures as the Administrator may specify from time to time. The Company will not retain fractional

Shares to satisfy any portion of the Withholding Taxes. Accordingly, Purchaser will pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Purchaser, Purchaser agrees and acknowledges that Purchaser is giving the Company permission to withhold from Purchaser’s paycheck(s) an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares.

9. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant.

10. No Effect on Employment or Service. The Participant’s employment or other service with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Participant’s employment or service with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Participant (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment or service of the Participant at any time for any reason whatsoever, with or without good cause.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 3240 Bayshore Blvd., Brisbane, CA 94005, Attn: Stock Administrator, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

15. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board or its Committee administering the Plan will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

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